                                                               EXHIBIT 99.8

                         CONSENT OF SANDER M. LEVY

   The undersigned hereby consents to the inclusion of his name in the Proxy Statement-Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of St. John Knits International, Incorporated ("SJKI") upon consummation of the merger of Pearl Acquisition Corp. with and into SJKI.

                                                  /s/ Sander M. Levy

                                        Signature: ________________________
                                                       Sander M. Levy

Date: April 26, 1999